Exhibit 10.2

RENASANT CORPORATION

DEFERRED STOCK UNIT PLAN

(Final 409A Compliance Amendment)

Whereas, Renasant Corporation, a corporation organized and existing under the laws of the State of Mississippi (the “Company”), maintains the Renasant Corporation Deferred Stock Unit Plan, which plan was most recently amended and restated effective as of January 1, 2005 (the “Plan”);

Whereas, such Plan constitutes a “deferred compensation” arrangement within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and must now be amended to comply with the applicable provisions the final regulations promulgated thereunder;

Now, Therefore, the Plan shall be amended effective as of January 1, 2009, as follows.

1.	Definitions:

1.1 The following sentence shall be added to Section 2.3 of the Plan to read in its entirety as follows:

“For any year, Base Compensation hereunder shall include only those amounts actually paid during such year.”

1.2 Section 2.18 of the Plan shall be amended and restated as follows:

“2.18 References to ‘key employee’ contained herein shall be deemed to refer to ‘Specified Employee’; a ‘Specified Employee’ shall mean that as of his or her Separation Date, a Participant is a ‘key employee’ of the company or an Affiliate within the meaning of Code Section 416(i), (ii) or (iii), but determined without regard to paragraph (i)(5) thereof. A Participant who satisfies such requirement as of a December 31st shall be considered a Specified Employee hereunder during the 12-month period commencing on the immediately following April 1st.”

1.3 The flush language of Section 2.25 of the Plan shall be restated as follows:

“2.25 ‘Retirement’ or ‘Retire’ means that a Participant has Separated From Service on or after:”

1.4 The following Section 2.29 shall be added to the Plan to read in its entirety as follows:

“2.29 The term ‘Separation From Service,’ ‘Separation Date’ or ‘Separated From Service’ shall mean the later of the date on which (a) a Participant ceases to serve with the Company and its Affiliates, whether as an employee or as an independent contractor, or (b) the Company and such Participant reasonably anticipate that the Participant will perform no further services for the Company and its Affiliates, whether as a common law employee or an independent contractor. Notwithstanding the foregoing, a Participant may be deemed to incur a Separation From Service hereunder if he or she continues to provide services to the Company or an Affiliate, provided such services are not more than 20% of the average level of services performed by such Participant, whether as an employee or independent contractor, during the immediately preceding 36-month period. As used herein, the term ‘termination of employment’ or words of similar import shall be deemed to mean and refer to a Separation From Service as defined herein.”

2.	Deferrals:

Section 4.1c of the Plan shall be restated in its entirety as follows:

“c.	Thereafter, not later than the last pay date of the Plan Year preceding the Plan Year in which the services giving rise to such Base Compensation or Director Compensation are rendered, such election to be effective as of the first day of the Plan Year in which such services are rendered.”

3.	Distributions:

Section 7.8 of the Plan shall be amended and restated in its entirety as follows:

“7.8 Small Accounts. If the value of a Participant’s Account is not more than the applicable limit determined under Code Section 402(g) as of his or her Disability, death, Separation Date or Payment Date, as the case may be, then notwithstanding any provision of the Plan to the contrary, the Committee shall distribute such amount to the Participant in the form of an immediate single-sum payment as of such date.”

4.	General Provisions:

4.1 Section 11.1a of the Plan shall be amended and restated in its entirety as follows:

“a. All deferrals shall cease as of the last day of the calendar year in which such termination occurs;”

4.2 The following Section 11.8 shall be added to the Plan to read in its entirety as follows:

“11.8 Final Transition Election. Notwithstanding any provision of this Plan to the contrary, with respect to a Benefit Commencement Date occurring on or after January 1, 2008, each Participant hereunder shall be entitled to modify the form in which his or her Account shall be paid, including increasing or decreasing the number of installment payments or changing from installment payments to a single-sum or from a single-sum to installment payments. Any such election shall be made in the form prescribed by the Administrator, shall be subject to the limitations set forth in IRS Notice 2005-1, as the same has been modified from time to time, and shall be made at the time or times prescribed by the Administrator, but not later than December 31, 2008.

This Final 409A Compliance Amendment was approved and executed by an authorized officer of Renasant Corporation.

Renasant Corporation

By:	/s/ E. Robinson McGraw

Its:	Chairman and Chief Executive Officer

Date: December 16, 2008